Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

On March 25, 2019 (the “Closing Date”), Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell” or the “Partnership”), completed its acquisition (the “Acquisition”) of all of the equity interests in Phillips Energy Partners, LLC, Phillips Energy Partners II, LLC and Phillips Energy Partners III, LLC (collectively, “Phillips Energy Partners”), pursuant to the Securities Purchase Agreement, dated as of February 6, 2019, by and among the Partnership, Kimbell Royalty Operating, LLC (the “Operating Company”), a Delaware limited liability company, PEP I Holdings, LLC, a Delaware limited liability company, PEP II Holdings, LLC, a Delaware limited liability company, and PEP III Holdings, LLC, a Delaware limited liability company. The aggregate consideration for the Acquisition consisted of 9,400,000 common units representing limited liability company interests  of the Operating Company (“OpCo Common Units”) and an equal number of Class B common units representing limited partner interests of the Partnership (“Class B Units”), resulting in a total valuation of approximately $171.6 million based on a closing price of $18.25 per unit of common units representing limited partner interests of the Partnership (“Common Units”) as of the Closing Date.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 have been prepared to reflect the Acquisition. The pro forma financial data is presented as if the Acquisition had occurred on January 1, 2018.

The unaudited pro forma adjustments are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed combined statements of operations provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information.

The unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to the Partnership’s historical financial information that are (i) directly attributable to the Acquisition and (ii) factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Partnership’s results.

The unaudited pro forma condensed combined statements of operations are for informational purposes only and do not purport to represent what the Partnership’s results of operations would have been had the Acquisition occurred on the dates indicated. This unaudited pro forma condensed combined financial information should not be used to project the Partnership’s financial performance for any future period. A number of factors may affect the Partnership’s results. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”) and the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “Form 10-Q”) for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in the Partnership’s business.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Form 10-K, the unaudited condensed consolidated financial statements and notes thereto contained in the Form 10-Q and the historical combined financial statements and notes thereto of Phillips Energy Partners, as filed herewith by the Partnership with the Securities and Exchange Commission. A pro forma condensed combined balance sheet is not required within the unaudited pro forma condensed combined financial information, as the Acquisition has already been reflected in the Partnership’s historical condensed consolidated balance sheet as of March 31, 2019, included in the Partnership’s Form 10-Q.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2019

		Phillips
	Kimbell	Energy Partners			Pro Forma
	Three Months Ended	From January 1, 2019 to	Pro Forma		Three Months Ended
	March 31, 2019	March 24, 2019	Adjustments		March 31, 2019
Revenue
Oil, natural gas and NGL revenues	$22,833,393	$5,008,586	$—		$27,841,979
Lease bonus and other income	83,606	—	—		83,606
Loss on commodity derivative instruments	(4,969,790)	—	—		(4,969,790)
Total revenues	17,947,209	5,008,586	—		22,955,795
Costs and expenses
Production and ad valorem taxes	1,596,394	248,248	—		1,844,642
Depreciation, depletion and accretion expenses	10,281,008	—	1,926,582	(A)	12,207,590
Impairment of oil and natural gas properties	2,802,198	—	(1,926,582)	(A)	875,616
Marketing and other deductions	1,857,043	287,600	—		2,144,643
General and administrative expenses	5,333,366	—	—		5,333,366
Total costs and expenses	21,870,009	535,848	—		22,405,857
Operating loss	(3,922,800)	4,472,738	—		549,938
Other expense
Interest expense	1,422,563	—	—		1,422,563
Net (loss) income	(5,345,363)	4,472,738	—		(872,625)
Distribution and accretion on Series A preferred units	(3,469,584)	—	—		(3,469,584)
Net loss and distributions and accretion on Series A preferred units attributable to noncontrolling interests	5,151,509	—	—		5,151,509
Distributions on Class B units	(23,814)	—	—		(23,814)
Net (loss) income attributable to common units	$(3,687,252)	$4,472,738	$—		$785,486

Net (loss) income attributable to common units
Basic	$(0.21)				$0.04
Diluted	$(0.21)				$0.04
Weighted average number of common units outstanding
Basic	17,971,300				17,971,300
Diluted	17,971,300				19,129,224

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

		Phillips
	Kimbell	Energy Partners			Pro Forma
	Year Ended	Year Ended	Pro Forma		Year Ended
	December 31, 2018	December 31, 2018	Adjustments		December 31, 2018
Revenue
Oil, natural gas and NGL revenues	$65,713,112	$26,526,000	$—		$92,239,112
Lease bonus and other income	1,213,550	874,000	—		2,087,550
Gain on commodity derivative instruments	3,331,548	—	—		3,331,548
Total revenues	70,258,210	27,400,000	—		97,658,210
Costs and expenses
Production and ad valorem taxes	4,399,667	1,380,000	—		5,779,667
Processing, transportation and other	—	1,168,000	(1,168,000)	(B)	—
Depreciation, depletion and accretion expenses	25,213,043	5,886,000	3,956,688	(C)	35,055,731
Impairment of oil and natural gas properties	67,311,501	75,000	(18,372,879)	(C)	49,013,622
Marketing and other deductions	4,652,313	—	1,168,000	(B)	5,820,313
General and administrative expenses	16,847,328	4,237,000	—		21,084,328
Total costs and expenses	118,423,852	12,746,000	(14,416,191)		116,753,661
Operating loss	(48,165,642)	14,654,000	14,416,191		(19,095,451)
Other expense (income)
Interest expense	4,091,900	29,000	—		4,120,900
Gain on disposition of assets	—	(12,029,000)	12,029,000	(D)	—
Interest income	—	(2,000)	—		(2,000)
Net (loss) income before income taxes	(52,257,542)	26,656,000	2,387,191		(23,214,351)
Provision for income taxes	24,681	—			24,681
Net (loss) income	(52,282,223)	26,656,000	2,387,191		(23,239,032)
Distribution and accretion on Series A preferred units	(6,310,040)	—	—		(6,310,040)
Net loss and distributions and accretion on Series A preferred units attributable to noncontrolling interests	1,855,681	—	—		1,855,681
Distributions on Class B units	(30,967)	—	—		(30,967)
Net (loss) income attributable to common units	$(56,767,549)	$26,656,000	$2,387,191		$(27,724,358)

Net (loss) income attributable to common units
Basic	$(3.08)				$(1.50)
Diluted	$(3.08)				$(1.50)
Weighted average number of common units outstanding
Basic	18,442,234				18,442,234
Diluted	18,442,234				18,442,234

For the Three Months Ended March 31, 2019 and for the Year Ended December 31, 2018

1) Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 are derived from the historical financial statements of Kimbell and the historical combined financial statements of Phillips Energy Partners for the period from January 1, 2019 to March 24, 2019 and for the year ended December 31, 2018.

2) Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual effects of the Acquisition will differ from the pro forma adjustments. A general description of the pro forma adjustments is provided as follows:

A)                       Reflects pro forma depletion expense on oil and natural gas properties acquired through the Acquisition for the period from January 1, 2019 to March 24, 2019.  The increase in depletion expense resulted in reduced impairment expense as a result of the ceiling impairment for the three months ended March 31, 2019.

B)                       Reflects the reclassification of processing, transportation and other expenses into marketing and other deductions to conform to the Partnership’s presentation.

C)                       Reflects adjustment to depletion expense and impairment of oil and natural gas properties in accordance with the full-cost method of accounting for oil and natural gas properties, which is calculated as the difference between historical depreciation, depletion and accretion expenses (“DD&A”) and the adjusted Phillips Energy Partners DD&A. The pro forma DD&A expense for Phillips Energy Partners is calculated using the fair value from the preliminary allocation for oil and natural gas properties assuming the transaction was consummated as of January 1, 2018. The pro forma DD&A expense related to Phillips Energy Partners assets exceeded historical Phillips Energy Partners DD&A for the year ended December 31, 2018 mainly due to the increase from historical book value of the properties to the fair value based on the preliminary allocation for oil and natural gas properties. The Partnership acquired the oil and natural gas properties of Phillips Energy Partners for a purchase price of approximately $171.6 million, comprising equity consideration of 9,400,000 OpCo Common Units and an equal number Class B Units, issued at a closing price of $18.25 per unit, reduced by purchase price adjustments of $4.5 million. The purchase price in the preliminary allocation was assigned to oil and natural gas properties with $61.5 million assigned to proved properties and $110.1 million assigned to unevaluated properties.

D)                       Reflects the elimination of gain on disposition of assets related to Phillips Energy Partners to remove the gain associated with the assets not purchased by the Partnership.

3) Pro Forma Net Income (Loss) per Common Unit

Pro forma net income (loss) per Common Unit is determined by dividing the pro forma net income available to common unitholders by the number of Common Units reflected in the unaudited condensed combined pro forma financial statements. All Common Units were assumed to have been outstanding since the beginning of the periods presented. The calculation of diluted net loss per Common Unit for the year ended December 31, 2018, excludes the Common Units issuable upon the conversion of the outstanding Series A cumulative convertible preferred units of the Partnership, the Common Units issuable upon the exchange of the outstanding Class B Units and OpCo Common Units and 1,157,924 unvested restricted units issuable upon vesting, because their inclusion in the calculation would be anti-dilutive.

4) Pro Forma Supplemental Oil and Gas Reserve Information

The following pro forma standardized measure of the discounted net future cash flows and changes are applicable to the proved reserves of Kimbell and Phillips Energy Partners. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by management, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flows is not necessarily indicative of the fair value of the proved oil and natural gas properties of Kimbell and Phillips Energy Partners.

The data presented should not be viewed as representing the expected cash flows from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

A more through discussion of the assumptions used in preparing the information presented can be found in the Form 10-K, as well as in the historical combined financial statements and notes thereto of Phillips Energy Partners, as filed herewith by the Partnership with the Securities and Exchange Commission.

The following tables provide a pro forma rollforward of the total proved reserves for the year ended December 31, 2018, as well as pro forma proved developed and proved undeveloped reserves at the beginning and end of the year:

	Crude Oil and Condensate (MBbls)
	Kimbell	Phillips Energy Partners	Pro Forma
Net proved reserves at December 31, 2017	7,463	991	8,454
Revisions of previous estimates	194	283	477
Purchase of minerals in place	3,729	—	3,729
Extensions, discoveries and other additions	—	364	364
Sales of minerals in place	—	(63)	(63)
Production	(591)	(272)	(863)
Net proved reserves at December 31, 2018	10,795	1,303	12,098

Net proved developed reserves
December 31, 2017	5,284	991	6,275
December 31, 2018	9,183	1,303	10,486

Net proved undeveloped reserves
December 31, 2017	2,179	—	2,179
December 31, 2018	1,612	—	1,612

	Natural Gas (MMcf)
	Kimbell	Phillips Energy Partners	Pro Forma
Net proved reserves at December 31, 2017	63,916	7,974	71,890
Revisions of previous estimates	1,754	2,251	4,005
Purchase of minerals in place	69,465	—	69,465
Extensions, discoveries and other additions	—	3,362	3,362
Sales of minerals in place	—	(212)	(212)
Production	(7,874)	(2,351)	(10,225)
Net proved reserves at December 31, 2018	127,261	11,024	138,285

Net proved developed reserves
December 31, 2017	47,501	7,974	55,475
December 31, 2018	116,321	11,024	127,345

Net proved undeveloped reserves
December 31, 2017	16,415	—	16,415
December 31, 2018	10,940	—	10,940

	Natural Gas Liquids (MBbls)
	Kimbell	Phillips Energy Partners	Pro Forma
Net proved reserves at December 31, 2017	2,838	907	3,745
Revisions of previous estimates	952	(11)	941
Purchase of minerals in place	2,166	—	2,166
Extensions, discoveries and other additions	—	206	206
Sales of minerals in place	—	(38)	(38)
Production	(310)	(115)	(425)
Net proved reserves at December 31, 2018	5,646	949	6,595

Net proved developed reserves
December 31, 2017	2,202	907	3,109
December 31, 2018	5,063	949	6,012

Net proved undeveloped reserves
December 31, 2017	636	—	636
December 31, 2018	583	—	583

	Total (Mboe)
	Kimbell	Phillips Energy Partners	Pro Forma
Net proved reserves at December 31, 2017	20,954	3,227	24,181
Revisions of previous estimates	1,437	647	2,084
Purchase of minerals in place	17,473	—	17,473
Extensions, discoveries and other additions	—	1,130	1,130
Sales of minerals in place	—	(136)	(136)
Production	(2,213)	(779)	(2,992)
Net proved reserves at December 31, 2018	37,651	4,089	41,740

Net proved developed reserves
December 31, 2017	15,403	3,227	18,630
December 31, 2018	33,633	4,089	37,722

Net proved undeveloped reserves
December 31, 2017	5,551	—	5,551
December 31, 2018	4,018	—	4,018

Standardized Measure

The standardized measure of discounted future net cash flows before income taxes related to the proved oil, natural gas and natural gas liquids reserves of the properties is as follows for the year ended December 31, 2018 (in thousands):

	Kimbell	Phillips Energy Partners	Pro Forma
Future cash inflows	$1,056,464	$132,717	$1,189,181
Future production costs	(79,724)	(8,112)	(87,836)
Future state margin taxes	(32,885)	(1,683)	(34,568)
Future income tax expense	(41,241)	—	(41,241)
Future net cash flows	902,614	122,922	1,025,536
Less 10% annual discount to reflect estimated timing of cash flows	(504,247)	(59,404)	(563,651)
Standard measure of discounted future net cash flows	$398,367	$63,518	$461,885

The changes in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the year ended December 31, 2018 (in thousands):

	Kimbell	Phillips Energy Partners	Pro Forma
Standardized measure, beginning of year	$215,552	$40,334	$255,886
Sales, net of production costs	(56,661)	(23,979)	(80,640)
Net changes of prices and production costs related to future production	11,355	13,907	25,262
Extensions, discoveries and improved recovery, net of future production and development costs	—	18,023	18,023
Revisions or previous quantity estimates, net of related costs	16,385	10,333	26,718
Net changes in state margin taxes	(13,271)	(669)	(13,940)
Net changes in income taxes	(17,232)	—	(17,232)
Accretion of discount	21,555	4,033	25,588
Purchases of reserves in place	175,885	—	175,885
Divestitures of reserves	—	(1,874)	(1,874)
Timing differences and other	44,799	3,410	48,209
Standardized measure - end of year	$398,367	$63,518	$461,885